CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 2, 2018 with respect to the consolidated financial statements of Hartman Short Term Income Properties XX, Inc. included in the Annual Report on Form 10-K as of and for the year ended December 31, 2017, which are included in this Registration Statement. We consent to the inclusion of the aforementioned report in this Registration Statement and to the use of our name as it appears under the caption “Experts.”
/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
November 14, 2018